UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): Oct. 10, 2006

FREEDOM FINANCIAL GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51286	43-1647559
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

3058 East Elm Street, Springfield, MO 65802
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (417) 866-6600

____________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01

Other Events

On July 6, 2006, Freedom Financial Group, Inc. (the "Company") received from the Regular Trustee of the Freedom Financial Group I Statutory Trust (the "Trust") a written notice in the form of a Resolution signed by the Regular Trustee and each of the three members of the Trust Supervision Committee.  The notice directed the Company's Secretary to take such steps as are necessary to convert all 8,994,357 outstanding shares of convertible Preferred Stock (all held by the Trust for the benefit of the Trust's Beneficial Owners) into an equal number of shares of Common Stock, and then to deliver the newly-converted shares of Common Stock to the Trust's Beneficial Owners in amounts proportionate to their interest in the Trust.  The Company carried out the above-referenced actions on October 10, 2006.

These actions relate back to the Company's Annual Meeting of Stockholders on June 23, 2006, at which the Trust's Beneficial Owners voted upon and passed a proposal to authorize the Trust's Regular Trustee to exercise the Preferred Stock conversion rights and to distribute the newly-converted shares of Common Stock to the Trust's Beneficial Owners.

A copy of the Resolution is attached hereto as Exhibit 1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

            (d)    Exhibits

Exhibit Number	Description
1	Resolution of Trust Supervision Committee and Regular Trustee

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEDOM FINANCIAL GROUP, INC.
Date: October 10, 2006	By: /s/ Jerald L. Fenstermaker President and Chief Executive Officer